EXHIBIT 24(a)

LG&E and KU Energy LLC

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

The undersigned directors and officers of LG&E and KU Energy LLC (the “Company”), a Kentucky limited liability company, hereby appoint John R. McCall and S. Bradford Rives their true and lawful attorneys, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for the undersigned and in their names to file with the Securities and Exchange Commission, under provisions of the Securities Act of 1933, as amended, a registration statement or registration statements for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of $400,000,000 aggregate principal amount of the Company’s Senior Notes, 2.125% Series due 2015 and $475,000,000 aggregate principal amount of the Company’s Senior Notes, 3.750% Series due 2020, and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement or registration statements, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 21st day of April, 2011.

/s/ Victor A. Staffieri	/s/ Paul W. Thompson
Victor A. Staffieri	Paul W. Thompson

/s/ John R. McCall	/s/ Paul A. Farr
John R. McCall	Paul A. Farr

/s/ Chris Hermann	/s/ William H. Spence
Chris Hermann	William H. Spence

/s/ S. Bradford Rives
S. Bradford Rives